Exhibit J under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in Post-Effective Amendment Number 6 to the Registration Statement (Form N-1A Number 33-63621) and to the incorporation therein of our reports dated January 20, 1999, with respect to the financial statements included in the Annual Reports of FTI Funds, Inc. (comprising respectively, FTI Small Capitalization Equity Fund and FTI International Equity
Fund).

                                                          ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
March 29, 1999